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                                                                      Exhibit 11


                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                        TWELVE MONTHS ENDED
                                                              DECEMBER 31
                                                        --------------------
                                                         1997           1996
                                                        --------------------
Net income (loss)                                       (2,980)        2,001

Average common shares outstanding                        5,436         2,068

Net effect of dilutive common share equivalents
based on the treasury stock method                          --           249

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                                  --            12
                                                        --------------------


Adjusted shares outstanding                              5,436         2,329
                                                        --------------------

Historical net income (loss) per share reflecting
requirements of the SEC                                 ($0.55)       $ 0.86
                                                        --------------------
Effect of assumed conversion of preferred
shares from date of issuance
                                                          --        1,640.00
                                                        --------------------

Adjusted shares outstanding                              5,436         3,969
                                                        --------------------

Pro Forma net income (loss) per share                   ($0.55)       $ 0.50
                                                        --------------------